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                                                                     EXHIBIT 4.9

                                    Schedule

                  Information on seven substantially identical
                                Promissory Notes
                             dated June 20, 2001 and
             made payable to the order of First Union National Bank

      (Seven additional documents are identical, except as set forth below, to the document included as Exhibit 4.1)


                                                                                Principal                 Monthly
Apartment Property                        Borrower                                 Amount             Installment
------------------                        --------                                 ------             -----------
Deerfield Apartments                      CRIT-NC IV, LLC                      10,220,000               69,095.63
Durham, North Carolina

Meadow Creek Apartments                   CRIT-NC IV, LLC                       9,590,000               64,836.31
Pineville, North Carolina

Pinnacle Ridge Apartments                 CRIT-NC IV, LLC                       5,005,000               33,837.93
Asheville, North Carolina

Cottonwood Crossing Apartments            CAC V Limited Partnership             6,055,000               40,936.80
Arlington, Texas

Main Park Apartments                      CAC V Limited Partnership             8,465,000               57,230.39
Duncanville, Texas

Paces Cove Apartments                     CAC V Limited Partnership            11,165,000               75,484.61
Dallas, Texas

Wildwood Apartments                       CAC V Limited Partnership             3,400,000               22,986.81
Eucless, Texas